Exhibit 10.44

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (the “Agreement”) is made as of this 2nd day of November by and among BANK OF AMERICA, N.A., successor to Fleet Capital Corporation with an address at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033  (the “Lender”), IWT TESORO CORPORATION, a Nevada corporation with its chief executive office and principal place of business at Suite 10, 191 Post Road West, Westport, Connecticut 06880, INTERNATIONAL WHOLESALE TILE, INC., a Florida corporation with its chief executive office and principal place of business at 3500 S.W. 42nd Avenue, Palm City, Florida 34990, THE TILE CLUB, INC., a Delaware corporation with its chief executive office and principal place of business at Suite 10, 191 Post Road West, Westport, Connecticut 06880 (“The Tile Club”), and TESORO DIRECT, INC. f/k/a IMPORT FLOORING GROUP, INC., a Delaware corporation with its chief executive office and principal place of business at Suite 10, 191 Post Road West, Westport, Connecticut 06880 (jointly and severally and together with their successors and assigns, collectively, the “Borrower”), IWT TESORO TRANSPORT, INC., a Florida corporation, with its chief executive office located at 191 Post Road West, Suite 10, Westport, Connecticut 06880 (“Transport”), IWT TESORO INTERNATIONAL, LTD., a Bermuda exempt company with its chief executive office located at Clarendon House, 2 Church Street, Hamilton, H11, Bermuda (“International”, together with The Tile Club and Transport, collectively, the “Guarantor” and sometimes collectively with the Borrower, the “Credit Parties”).

WITNESSETH:

WHEREAS, Borrower and Lender entered into a certain Loan and Security Agreement dated as of September 10, 2003, as amended by that certain First Amendment to Loan and Security Agreement dated February 19, 2004, as further amended by that certain Second Amendment to Loan and Security Agreement dated March 22, 2004, and as further amended by that certain Third Amendment to Loan and Security Agreement dated October 7, 2004 (collectively, the “Original Credit Agreement”), whereby the Lender agreed to make loans and extend credit to the Borrower; and

WHEREAS, Borrower and the Lender amended and restated the Original Loan Agreement pursuant to that certain Amended and Restated Loan and Security Agreement dated as of December 31, 2004, as amended by that certain First Amendment dated April 25, 2005, that certain Second Amendment dated June 30, 2005, that certain Third Amendment dated November 17, 2005, that certain Fourth Amendment dated March 31, 2006 and that certain Fifth Amendment dated September 5, 2006 (collectively, as confirmed and in effect from time to time, the “Credit Agreement”), pursuant to which the Lender agreed to extend to Borrower a revolving loan in the principal amount of up to $26,500,000 (the “Loan”); and

WHEREAS, in connection with the execution and delivery of the Original Credit Agreement Transport and International each executed certain Continuing Guaranty Agreements dated as of September 10, 2003, and Tile Club executed that certain Continuing Guaranty

Agreement dated as of October 7, 2004 (collectively, as confirmed and in effect from time to time, the “Guaranty”); and

WHEREAS, all capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Credit Agreement; and

WHEREAS, the Borrower have been notified of those certain Events of Default which have occurred and are continuing under the Agreement pursuant to that certain Default Letter from Lender to the Credit Parties dated October 24, 2006 (“Default Letter”), which Events of Default (“Specified Defaults”) are:

1.                                       Section 8.3.4 of the Agreement entitled “Minimum EBITDA” is violated for the month ending August, 2006.

2.                                       Based on the preliminary financial statements delivered by the Borrower to the Lender (i) Section 8.3.4. of the Agreement entitled “Minimum EBITDA” is violated for the month ending September, 2006; and (ii) Section 8.3.3 of the Agreement entitled “Minimum Fixed Charge Coverage Ratio” is violated for the period ending September 30, 2006.

WHEREAS, the Credit Parties have requested that the Lender agree to forbear from the exercise of its rights and remedies under the Credit Agreement, the Revolving Credit Note, the Guaranty and the Loan Documents to provide for the engagement of a “Consultant”; and

WHEREAS, the Lender is willing to forbear from the exercise of such rights and remedies based upon the representations stated herein and subject to and upon the terms, conditions and limitations set forth in this Agreement; and

WHEREAS, the Lender and the Credit Parties agree that this Agreement shall become effective and constitute an agreement by and among the Lender and the Credit Parties as to such terms, conditions and limitations of forbearance;

NOW THEREFORE, for one dollar ($1.00) and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Acknowledgement of Default.  The Credit Parties hereby acknowledge and agree that (i) the Borrower’s are in Default under the Credit Agreement as more particularly referenced in the Default Letter, (ii) that as a result of said Default, the Lender became entitled to exercise its various rights and remedies under the Credit Agreement, the Revolving Credit Note, the Guaranty, the Loan Documents and under applicable law.

2.             Request for Forbearance. The Credit Parties hereby request that the Lender forbear from the exercise of its rights and remedies under the Credit Agreement, the Revolving Credit Note, the Guaranty, the Loan Documents and any other documents, agreements and instruments executed and delivered in connection therewith by the Credit Parties (collectively, with the Credit Agreement, the Revolving Credit Note, the Guaranty, and the Loan Documents, the “Credit Documents”) in consideration of the covenants and undertakings of the Credit Parties set forth in this Agreement.  The Credit Parties hereby acknowledge and agree that the Lender’s agreement to forbear from exercising such rights and remedies does not constitute an extension of the maturity date of the Obligations or a “cure period” with respect to the Specified Defaults (or any other Default or Event of Default which may exist or continue to exist) and that, by entering into this Agreement, the Lender has agreed to forbear from the enforcement of such rights and remedies during the Forbearance Period (as hereinafter defined) but has not waived or released any of its rights and remedies with respect to the Specified Defaults (or any other Default or Event of Default) that the Lender may have under the Credit Documents or under applicable law.  The Credit Parties also acknowledge and agree that the Lender’s agreement to forbear as aforesaid does not constitute a waiver or release of any of its rights under the Credit Documents.  The Credit Parties finally acknowledge and agree that, except as otherwise set forth in this Agreement, that as a result of the continuance of the Specified Defaults, the Lender has no obligation to make any loan or advance or otherwise extend credit to the Borrower.

3.             Ratification and Confirmation.  The Credit Parties hereby ratify and confirm their agreements, covenants and obligations under the Credit Documents and acknowledge that the Credit Documents shall continue in full force and effect as security for the payment and performance of all of the obligations of the Credit Parties to the Lender.  The Credit Parties acknowledge and confirm that the liens, security interests and other encumbrances granted to the Lender pursuant to the Credit Documents are valid, subsisting, enforceable first priority liens and security interests on the personal property and other collateral which are the subject thereof.  Except for the continuance of the Specified Defaults, the Credit Parties hereby confirm and agree that all representations and warranties of the Credit Parties contained in the Credit Documents are true and correct in all material respects as of the date hereof except to the extent that any of such representations or warranties specifically relate to a prior time period or date.  The Credit Parties hereby confirm and agree to fully and timely perform all agreements, covenants and obligations of the Credit Parties contained in the Credit Documents if and as modified by this Agreement.  The Credit Parties hereby acknowledge and agree that the obligations of the Credit Parties to the Lender under the Credit Documents are not subject to any counterclaim, right of set-off or defense of any kind in favor of the Credit Parties.  As of the date hereof, the Credit Parties acknowledge and agree that, as of the close of business on October 27, 2006, the aggregate principal amount of the Loan is $24,930,683.00.

4.             Forbearance.

The Lender hereby agrees, subject to the terms, conditions and limitations set forth in this Agreement, to forbear from the exercise of its rights and remedies under the Credit Documents for a period (the “Forbearance Period”) commencing as of the effective date hereof and continuing until the date (the “Forbearance Termination Date”) which is the earlier of (a) December 10, 2006 (the “Scheduled Forbearance Termination Date”), (b) the occurrence of a Default or Event of Default (other than the Specified Defaults) under the Credit Documents, (c) the failure of any Credit Party to comply with the terms or conditions of this Agreement or the Credit Documents, if and as modified by this Agreement, (d)  any further material adverse change in the financial condition or business prospects of the Credit Parties shall occur, (e)  the commencement after the date hereof by any of the Credit Parties or any officer, director, shareholder, guarantor, subsidiary or affiliate of any the Credit Parties of any lawsuit, litigation or other proceeding against the Lender, any affiliate of the Lender or any officer, director, employee or agent of the Lender or any affiliate of the Lender in connection with the Credit Documents, this Agreement or any other credit relationship between the Lender, any affiliate of the Lender  and any of the Credit Parties, (f) the creation or incurrence after the date hereof of any lien, security interest, mortgage or other encumbrance (hereinafter an “Encumbrance”) other than Encumbrances existing on the date hereof and known to the Lender or Encumbrances in favor of the Lender with respect to any of the Collateral, (g) the dissolution, liquidation, merger, consolidation or sale of all or substantially all of the properties or assets of the Borrower or the taking of any action by the Borrower or any of its officers, directors or shareholders which may result in any such corporate action by the Borrower, (h) the commencement by or against any of the Credit Parties of a proceeding under Federal bankruptcy law, any Federal or state insolvency law or any other law for the benefit of creditors, or (i) the sale or other disposition of any product line or other properties and assets of the Borrower (other than in the normal course of business or in connection with any sale, transfer or exchange of slow-moving inventory for either cash or assets).  On and after the Forbearance Termination Date, the Lender shall be free in its sole and absolute discretion to exercise any of its rights and remedies as aforesaid without further notice to or demand upon the Credit Parties.

5.             Terms and Conditions of Forbearance.  The Lender and the Credit Parties hereby agree that the following terms and conditions shall apply during the Forbearance Period:

The Borrower shall reimburse the Lender for the fees and expenses incurred by the Lender, including consultant and attorneys fees, in connection with the preparation of this Agreement, the exercise of its rights and remedies under the Credit Documents, the performance of field examinations and the monitoring and administration of its credit relationship with the Borrower (each, an “Expense Reimbursement”).  Any such accounting will be provided in reasonable detail but without the waiver of any attorney-client or similar privilege or right of confidentiality.

6.             Tolling of Time Periods. Notwithstanding any provision of this Agreement to the contrary, the Credit Parties hereby acknowledge and agree as follows:

(i)            the Forbearance Period shall not be considered in determining whether any preference period under Title 11 of the United States Code shall have expired.

(ii)           in any suit, action or proceeding which may hereafter be brought against any of the Credit Parties by the Lender in connection with the Credit Documents or any Advances thereunder, or in any settlement or other determination thereof, the Credit Parties shall not plead or assert as a defense that the Forbearance Period is or should be considered in determining whether any statute of limitations, laches, estoppel or other defense based upon the lapse of time, the giving of notice or both bars such suit, action or proceeding.

7.             Effect of Agreement.  The Lender and the Credit Parties hereby acknowledge and agree that except as provided in this Agreement, the Credit Agreement and the other Credit Documents remain in full force and effect and have not been modified or amended in any respect, it being the intention of the Lender and the Credit Parties that this Agreement and the Credit Agreement be read, construed and interpreted as one and the same instrument.

8.             Other Terms and Conditions.  The Lender’s agreement to forbear under Section 4 of this Agreement shall be subject to the satisfaction of the following terms and conditions:

a.             The Borrower shall engage (“Consultant Engagement”) no later than December 1, 2006 a Management Consultant (“Consultant”), acceptable to Lender, which may be chosen from the list attached hereto as Schedule A to provide a comprehensive business assessment which shall include, without limitation, an operational plan review, strategic assessment, business model feasibility study, cash planning and liquidity planning advice, analysis and performance improvement strategy, including business plan execution, organizational alignment and rationalization and profit improvement.  The Consultant Engagement referenced in this Section 8(a) shall continue until such time as Lender notifies the Credit Parties in writing of the ability to terminate the same.

b.             The Borrower shall immediately advise the Lender of any termination or abandonment of the Consultant.  The Consultant shall issue a report to the Lender on or before the first (1st) and fifteenth (15th) of each month indicating the status of the Consultant Engagement and the progress thereof.

c.             The Credit Parties shall execute and deliver such documents, agreements and        instruments as the Lender and its legal counsel shall reasonably require to effectuate the transactions contemplated by this letter, including, but not limited to, corporate resolutions, title searches, good standing certificates, incumbency certificates, UCC financing statements, evidence of insurance and the like.

9.             Covenants.  Without any prejudice or impairment whatsoever to any of the Lender’s rights and remedies contained in the Credit Documents, the Credit Parties hereby acknowledge and agree as follows:

a.             Each Credit Party shall comply and continue to comply with all of the terms, covenants and provisions contained in the Credit Documents, except as otherwise contemplated herein and as such terms, covenants and provisions are expressly modified by this Agreement upon the terms and conditions set forth herein.

b.             Each Credit Party shall at any time or from time to time execute and deliver such further instruments, and take such further action as the Lender may reasonably request, in each case further to effect the purposes of this Agreement, including, without limitation, UCC amendments.

10.           Termination of Forbearance.  Upon the termination of the Lender’s forbearance obligations under this Agreement as set forth in Section 4 of this Agreement, any and all fees, expenses and other amounts due to the Lender or any affiliate of the Lender in respect of the Credit Documents or this Agreement, shall become immediately due and payable in full in cash without notice or any action of any kind whatsoever and the Lender shall be free in its sole and absolute discretion to exercise or continue with the exercise of any or all of its rights and remedies under or in respect of the Credit Documents and applicable law.  All of the obligations, indebtedness and liabilities of the Credit Parties to the Lender under the Credit Documents and this Agreement shall survive the Forbearance Termination Date, and the payment and performance thereof shall be secured by any collateral or security which any Credit Party has or may, from time to time, grant or pledge to the Lender.

11.           Release and Indemnity.

(a)           Each Credit Party, on its own behalf and for its successors and assigns, hereby waives, releases and discharges the Lender, any affiliate of the Lender and all directors, officers, employees and agents of the Lender or any affiliate of the Lender, from any and all claims, demands, actions or causes of action arising out of or in any way relating to the Credit Documents, this Agreement, the credit and collection relationships between the Lender and the Credit Parties relative thereto, and any documents, agreements, dealings or other matters connected therewith, including without limitation all known and unknown matters, claims, transactions or things occurring prior to the date of this Agreement related to the subject matter thereof and hereof.

(b)           Each Credit Party, on its own behalf and for its successors and assigns, hereby waives, releases and discharges the Lender, any affiliates of the Lender, and all directors, officers, employees and agents of the Lender or any affiliate of the Lender, from any and all claims, demands, actions or causes of action arising out of or in any way relating to any other credit or loan relationship between the Lender and any Credit Party or any affiliate of any Credit Party, and any documents, agreements, dealings or other matters connected with such other credit or loan relationship, including without limitation all known and unknown matters, claims, transactions or things occurring prior to the date of this Agreement related to such other credit or loan relationship.

(c)           Each Credit Party agrees, jointly and severally, to indemnify and hold the Lender, any affiliate of the Lender and their respective shareholders, directors, officers, employees and agents harmless from and against any and all damages, losses, obligations, payments, liabilities, claims, actions or causes of action, fees or expenses (including legal fees) and other matters of every kind and character incurred, sustained or paid by the Lender, any affiliate of the Lender or any of such shareholders, directors, officers, employees and agents arising out of or in any way relating to the Credit Documents,  this Agreement,  the Lender’s administration of the credit and collection relationships between the Lender and the Credit Parties and any other credit or loan relationship between the Lender and any Credit Party, and any documents, agreements, dealings or other matters connected therewith, including without limitation all known and unknown matters, claims, transactions or things occurring prior to the date of this Agreement related to the subject matter thereof and hereof.  In the event of litigation or other proceedings relating to any of the foregoing, the Lender shall be entitled to select its own legal counsel, and, in addition to the foregoing indemnity, the Credit Parties agree to promptly pay the reasonable fees and expenses of such counsel.  The foregoing indemnity and obligation to pay counsel fees shall not apply to the extent that the Credit Parties prevail on any claim brought by the Credit Parties against Lender.

12.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to any conflict of laws rules.

13.           Waivers.  Each Credit Party waives presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of any loans made, credit or other extensions granted, collateral received or delivered or any other action taken in reliance hereon and all other demands and notices of any description, except for such demands and notices as are expressly required to be provided to Debtor under this Agreement or any other document evidencing the Obligations.  With respect to both the Obligations and the Collateral, each Credit Party assents to any extension or postponement of the time of payment or any other forgiveness or indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as the Lender may deem advisable.  The Lender shall not be required to marshal any present or future collateral or security and may exercise its rights with respect to the Collateral without resorting, or regard, to other collateral or sources of reimbursement for Obligations.  The Lender shall not be deemed to have waived any of its rights with respect to the Obligations or the Collateral unless such waiver is in writing and signed by the Lender.  No delay or omission on the part of the Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver on any one occasion shall not bar or waive the exercise of any right on any future occasion.  All rights and remedies of the Lender in and to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, are cumulative and not exclusive of any remedies provided by law or any other agreement, and may be exercised separately or concurrently.

14.           Expenses.  The Credit Parties shall, on demand, pay or reimburse the Lender for all reasonable expenses (including attorneys’ fees of outside legal counsel) incurred or paid by the Lender or any affiliate of the Lender in connection with the preparation, negotiation, administration or enforcement of the Credit Documents or this Agreement, the collection of the Obligations, the sale, foreclosure or other disposition of the Collateral, the defense of any claim or action brought by the Credit Parties against the Lender in connection with any enforcement of the Credit Documents or this Agreement (except to the extent that the Credit Parties prevail in any such claim or action),  and any other amounts expended by the Lender or any affiliate of the Lender under the Credit Documents or this Agreement, including without limitation such expenses as are incurred to ascertain, verify or preserve the value of the Collateral and the validity, perfection, priority and value of any security interest created hereby, the collection, sale or other disposition of any of the Collateral or the exercise by the Lender of any of the rights and remedies conferred upon it thereunder or hereunder.

15.          PREJUDGMENT REMEDY.  EACH CREDIT PARTY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION AND HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO USE AND FURTHER WAIVE THEIR RESPECTIVE RIGHT TO REQUEST THAT THE LENDER POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT ANY CREDIT PARTY OR OTHER PSON AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY THE LENDER BY VIRUTE OF ANY DEFAULT OR PROVISION OF THIS AGREEMENT OR ANY OF THE CREDIT DOCUMENTS.

16.          JURY TRIAL.  EACH CREDIT PARTY HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART AND/OR IN THE ENFORCEMENT BY THE LENDER OF ANY OF ITS RIGHTS AND REMEDIES UNDER THE CREDIT DOCUMENTS, THIS AGREEMENT OR UNDER APPLICABLE LAW.  EACH CREDIT PARTY ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY.

17.          NEGOTIATION OF AGREEMENT.  THE CREDIT PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT THE TERMS AND CONDITIONS OF THIS AGREEMENT HAVE BEEN ESTABLISHED ON THE BASIS OF MUTUAL NEGOTIATION BETWEEN THE LENDER AND THE CREDIT PARTIES AND THE CREDIT PARTIES HAVE BEEN AFFORDED THE OPPORTUNITY TO REVIEW AND COMMENT UPON SUCH TERMS AND CONDITIONS AND HAVE BEEN ADVISED BY THE LENDER TO SEEK THE ADVICE OF THE CREDIT PARTIES’ LEGAL, ACCOUNTING AND OTHER PROFESSIONAL ADVISORS.  THE CREDIT PARTIES HEREBY AGREE THAT THEIR EXECUTION OF THIS AGREEMENT AND ACCEPTANCE OF THE TERMS, CONDITIONS AND LIMITATIONS THEREOF IS KNOWING AND VOLUNTARY.  THE CREDIT PARTIES FURTHER ACKNOWLEDGE THAT THE LENDER HAS NOT AGREED WITH OR REPRESENTED TO THE CREDIT PARTIES OR ANY OTHER PERSON THAT THE PROVISIONS OF THIS AGREEMENT WILL NOT BE FULLY ENFORCED BY THE LENDER IN ALL INSTANCES.

18.           Amendments.  No modification or amendment of this Agreement shall be effective unless same shall be in writing and signed by the parties hereto.

19.           Assignment.  The Lender may, in its sole discretion and without the consent of the Credit Parties, assign this Agreement and its rights hereunder in connection with any sale or transfer of, or grant of a participation in, all or a portion of the Obligations to any Person. In connection with any of the foregoing, the Lender may disclose to a prospective purchaser, assignee, participant or transferee, and their agents, attorneys or other consultants, any information, confidential or otherwise, possessed by the Lender relating to this Agreement, the Credit Parties or the Credit Documents.  No Credit Party may assign or transfer its rights and obligations hereunder.

20.           Counterparts.  This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon one and the same instrument.

21.           No Agency Relationship.  The Lender is not the agent, fiduciary or representative of any Credit Party nor is any Credit Party the agent, fiduciary or representative of the Lender and this Agreement shall not make the Lender or any affiliate of the Lender liable to any third party, including but not limited to, any Credit Party’s shareholders, directors, officers or creditors.

22.           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

23.           Entire Agreement.  This Agreement and the Credit Documents constitute the entire understanding and agreement of the Lender and the Credit Parties with respect to the matters set forth herein and supersede any prior or contemporaneous written or oral understanding or agreement with respect to the subject matter hereof.

24.           Headings.  All article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

25.           Interpretation and Construction.  The following rules shall apply to the interpretation and construction of this Agreement unless the context requires otherwise: (a) the singular includes the plural and the plural includes the singular; (b) words importing any gender include the other genders; (c) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes; (d) references to “writing” shall include printing, photocopy, typing, lithography and other means of reproducing words in a tangible, visible form; (e) the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; (f) references to the introductory paragraph, preliminary statements, articles, sections (or subdivisions of sections), exhibits or schedules are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Agreement; (h) references to Persons include their respective permitted successors and assigns; and (i) “or” is not exclusive.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Lender and the Credit Parties have executed this Agreement as of the date first set forth above.

BORROWER:

IWT TESORO CORPORATION

By:
Henry J. Boucher, Jr. Its President Duly Authorized

INTERNATIONAL WHOLESALE TILE, INC.

By:
Paul F. Boucher Its President Duly Authorized

THE TILE CLUB, INC.

By:
Henry J. Boucher, Jr. Its President Duly Authorized

TESORO DIRECT, INC.

By:
Henry J. Boucher, Jr. Its President Duly Authorized

GUARANTORS:

IWT TESORO TRANSPORT, INC.

By:
Name: Title: Duly Authorized

IWT TESORO INTERNATIONAL, LTD.

By:
Name: Title: Duly Authorized

THE TILE CLUB, INC.

By:
Henry J. Boucher, Jr. Its President Duly Authorized

LENDER:

BANK OF AMERICA, N.A.

By:
Deirdre Sikora Its Vice President Duly Authorized

Schedule A

J. Jette Campbell, Managing Director
Carl Marks Advisory Group
212 S. Tryon Street
Suite 1270
Charlotte, NC 28201
Phone:  704-714-1240
E-mail: jcampbell@carlmarks.com

Robert Kofman
Richter Consulting
Phone: 416-932-6228

Joel Getzler or Bill Henrich
Getzler Henrich
295 Madison Avenue
20th Floor
Phone: 212-697-2400

J. Tim Pruban
Focus Management Group
9501 W. Devon Ave.
Suite 701
Rosemont, IL 60018
Phone: 847-318-7400
E-mail:  t.pruban@focusmg.com